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                                                                      EXHIBIT 23







                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 14, 1997 on the Newmont Gold Company Hourly Retirement Savings Plan, included in this Form 11-K for the year ended December 31, 1996.





                                               /s/ Arthur Andersen LLP


Denver, Colorado,
  June 25, 1997.